SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                 FORM 8-A/A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                            REEBOK INTERNATIONAL LTD.
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             (Exact name of registrant as specified in its charter)



Massachusetts                                     04-2678061
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(State of incorporation or organization) (IRS Employer Identification No.)


100 Technology Center Drive, Stoughton, MA  02072
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(Address of principal executive offices)   (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

  Title of each class              Name of each exchange on which
  to be so registered              each class is to be registered
  --------------------------       ----------------------------

  Common Stock Purchase Rights       New York Stock Exchange

         If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ X ]

         If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities to be registered pursuant to Section 12(g) of the Act:

                                 None
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                           (Title of class)

Item 1 of Form 8-A and the Summary of Common Stock Purchase Rights attached as Exhibit B to the Common Stock Rights Agreement which is an Exhibit to the Form 8-A are hereby amended as follows:

         The following is added before the last paragraph of each of the above:

         As of May 26, 1999, the Company and the Rights Agent entered into Amendment Number 4 to the Rights Agreement which further amended the Rights Agreement to change the combined capital and surplus required of the Rights Agent pursuant to Section 21 of the Rights Agreement from $50,000,000 to $10,000,000.

         Effective as of June 1, 1999, the Company removed The First National Bank of Boston as Rights Agent and appointed American Stock Transfer & Trust Company ("AST") as successor Rights Agent under the Rights Agreement and AST became a party to the Rights Agreement. Pursuant to Section 21 of the Rights Agreement, AST is vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent and is deemed to be Rights Agent for all purposes of the Rights Agreement.


Item 2.  Exhibits

         Item 2 of the Form 8-A is hereby amended by adding the following three items to the Exhibit Index:

         Amendment No. 4 to the Rights Agreement dated as of May 26, 1999 between the Company and BankBoston (f/k/a The First National Bank of Boston), as Rights Agent.

         Letter agreement dated May 18, 1999 between BankBoston (f/k/a The First National Bank of Boston)and the Company.

         Letter agreement dated May 18, 1999 between American Stock Transfer & Trust Company and the Company.

         Copies of the above-listed three items are attached as exhibits to this Form 8-A/A.

                                    SIGNATURE

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereto duly authorized.

                                           REEBOK INTERNATIONAL LTD.
                                           (Registrant)



                                            By: /s/ BARRY NAGLER
                                                    Barry Nagler
                                                    Senior Vice President

DATED: June 8, 1999

                                  EXHIBIT INDEX


                                                             Sequentially
                                                             Numbered Page
                                                             -------------


         1.  Amendment No. 4 to the Rights                         5
             Agreement dated as of May 26, 1999
             between the Company and BankBoston
             (f/k/a The First National Bank of Boston), as Rights Agent.

         2.  Letter agreement dated May 18, 1999                   7
             between BankBoston (f/k/a The First
             National Bank of Boston) and the
             Company.

         3.  Letter agreement dated May 18, 1999                   8
             between American Stock Transfer & Trust
             Company and the Company.